EX-10



                                AMENDMENT TO THE
                                   SONAT INC.
                              EXECUTIVE AWARD PLAN
                                 APRIL 27, 1995


     Sonat Inc. hereby amends the Executive Award Plan (the "Plan") as follows, effective as of April 27, 1995: 1. Section 4.3 of the Plan is amended to read in its entirety as follows:

                  4.3      Amendments

                           (a) The  Board of  Directors  may amend the Plan from
                  time to time. No such amendment shall require approval by the stockholders unless stockholder approval is required by applicable law or stock exchange requirements.

                           (b) The  Committee  shall have the authority to amend
                  any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (1) no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder, and (2) no outstanding Option may be altered in a manner that reduces the option price (except as provided in Section 4.2).

     2. Section 4.4 of the Plan is amended to read in its entirety as follows:

                  4.4      Cancellation of Awards

                           Any award  granted under the Plan may be cancelled at
                  any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the cancelled award; provided, however, that any Option that is granted in lieu of a cancelled Option shall have an option price at least equal to the option price of the cancelled Option.



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                  IN WITNESS  WHEREOF,  this  document  has been  executed as of
April 27, 1995.
                                                           SONAT INC.



                                                   BY:    Ronald L. Kuehn, Jr.
                                                          Chairman of the Board,
                                                          President and Chief
                                                          Executive Officer


EAP/4-27-95.AMD